For the six-month period ended (a) March 31, 1996
File Number (c) 811-7343


                          SUB-ITEM 770
          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer:
     Pete's Brewing Company

2.   Date of Purchase:
     11/06/95

3.   Number of Securities Purchased:
     5,200

4.   Dollar Amount of Purchase:
     $93,600

5.   Price Per Unit:
     $18.00

6.   Name(s) of Underwriter(s)
     or Dealer(s) from whom Purchased:
     Morgan Stanley & Co. Incorporated

7.   Other Underwriters in Syndicate:
     Dean Witter Reynolds Inc.
     Adams, Harkness & Hill, Inc.
     Advest, Inc.
     Bear, Stearns & Co. Inc.
     William Blair & Company
     CS First Boston Corporation
     Dain Bosworth Incorporated
     Donaldson, Lufkin & Jenrette Securities Corporation
     Janney Montgomery Scott Inc.
     McDonald & Company Securities, Inc.
     Merril Lynch, Pierce, Fenner & Smith Incorporated
     Montgomery Securities
     Oppenheimer & Co., Inc.
     Paine Webber Incorporated
     Piper Jaffray Inc.
     Prudential Securities Incorporated
     Ragen MacKenzie Incorporated
     Van Kasper & Company
     Wheat First Securities, Inc.
For the semi-annual period ended 3/31/97
File number 811-7343



                         SUB-ITEM 77 0

                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       Electronic Data Systems Corp.

2.   Date of Purchase
       7/16/96

3.   Number of Securities Purchased
       11,399

4.   Dollar Amount of Purchase
       $531,525

5.   Price Per Unit
       $46.63

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Merrill Lynch

7.   Other Members of the Underwriting Syndicate


     Alex, Brown & Sons Incorporated
     J.C. Bradford & Co.
     Smith Barney Inc.
     Salomon Brothers Inc.
     Prudential Securities Incorporated
     A.G. Edwards & Sons, Inc.
     Advest, Inc.
     Bear, Sterns & Co. Inc.
     Cowen & Company
     CS First Boston Corporation
     Dain Bosworth Incorporated
     Dillon, Read & Co., Inc.
     Fahnestock & Co., Inc.
     First of Michigan Corporation
     Furman Selz LLC
     Gerard Klauer Mattison & Company LLC
     Goldman Sachs & Co.
     Guzman & Company
     Hambrecht & Quist LLC
     J.P. Morgan Securities Inc.
     Janney Montgomery Scott, Inc.
     Lazard Freres & Co. LLC
     Legg Mason Wood Walker Incorporated
     Lehman Brothers Inc.
     M. R. Beal & Company
     McDonald & Company Securities, Inc.
     Merrill Lynch, Pierce, Fenner,& Smith Incorporated
     Montgomery Securities
     Morgan Keegan & Company, Inc.
     Morgan Stanley & Co., Incorporated
     Muriel Siebert & Co., Inc.
     Oppenheimer & Co., Inc.
     PaineWebber Incorporated
     Piper Jaffray Inc.
     Principal Financial Securities
     Pryor, McClendon, Counts & Co., Inc.
     Ragen McKenzie Incorporated
     Rauscher Pierce Refsnes, Inc.
     Raymond James & Associates, Inc.
     Robert W. Baird & Co., Inc.
     Robertson, Stephens & Company LLC
     Roney & Co., LLC
     Sanford C. Bernstein & Co.
     Schroder, Wertheim & Co., Inc.
     Scott & Stringfellow, Inc.
     Stephens Inc.
     The Robinson-Humphrey Company, Inc.
     Interstate/Johnson Lane Corporation
     The Williams Capital Group, L.P.
     Toronto Dominion Securities (USA) Inc.
     UBS Securities, Inc.
     Utendahl Capital Partners, L.P.
     Wheat, First Securities, Inc.
     WR Lazard, Laidlaw & Luther
     Dillon, Read & Co., Inc.
     Invemed Associates, Inc.
     Fahnestock & Co., Inc.
     Ferris, Baker, Watts, Incorporated
     Nesbitt Burns Securities, Inc.
     Rothschild Inc.
     Soundview Financial Group, Inc.
     William K. Woodruff & Company Incorporated